As filed with the Securities and Exchange Commission on October 9, 2008
Registration No. 333-150172

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ROYAL BANK OF CANADA
(Exact Name of Registrant as Specified in Its Charter)

Canada (State or other jurisdiction of incorporation or organization)	6029 (Primary Standard Industrial Classification Code Number)	Not Applicable (IRS Employer Identification Number)
Royal Bank of Canada
200 Bay Street
Toronto, Ontario
Canada M5J 2J5
(416) 974-5151
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

LaBrena Jones Martin
Royal Bank of Canada
One Liberty Plaza
New York, New York 10006-1404
(212) 858-7110
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David B. Miller, Esq.
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 766-7000

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

PART II
EXPLANATORY NOTE
     In accordance with the undertaking of Royal Bank of Canada (“RBC”) set forth in the registration statement on Form F-4 (File No. 333-150172) (the “Registration Statement”) declared effective on May 21, 2008, RBC is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 1,190,827 of its common shares, no par value, previously registered under the Securities Act of 1933 pursuant to the Registration Statement and issuable to the stockholders and option holders of Ferris, Baker Watts, Inc. (“FBW”) in connection with the merger of Steamer Acquisition Corp., a wholly-owned subsidiary of RBC, with and into FBW.
     Pursuant to the Registration Statement, 6,000,000 RBC common shares were registered. Upon completion of the merger on June 20, 2008 and finalization of certain post-closing purchase price adjustments described in the Registration Statement, RBC issued a total of 4,809,173 of these RBC common shares to stockholders and option holders of FBW. Therefore, in accordance with its undertaking set forth in the Registration Statement, RBC hereby removes from registration the remaining 1,190,827 RBC common shares previously registered on the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Royal Bank of Canada has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on October 9, 2008.

ROYAL BANK OF CANADA
By:	/s/ Barbara Stymiest
Barbara Stymiest
Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on October 9, 2008.

Signature	Title

* Gordon M. Nixon	President & Chief Executive Officer and Director

* David P. O’Brien	Chairman of the Board

* Janice R. Fukakusa	Chief Financial Officer (Principal Accounting Officer)

* Linda F. Mezon	Chief Accountant (Principal Accounting Officer)

* W. Geoffrey Beattie	Director

* Douglas T. Elix	Director

* John T. Ferguson	Director

* The Hon. Paule Gauthier	Director

* Timothy J. Hearn	Director

Signature	Title

* Alice D. Laberge	Director

* Jacques Lamarre	Director

* Brandt C. Louie	Director

* Michael H. McCain	Director

* J. Pedro Reinhard	Director

* Edward Sonshine	Director

* Kathleen P. Taylor	Director

* Victor L. Young	Director

* LaBrena Jones Martin	Authorized Representative in the United States

* By:	/s/ Barbara Stymiest
Barbara Stymiest
Attorney-in-Fact